                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-4 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A dated July 23, 1997 of Quality Food Centers, Inc. for the year ended December 28, 1996, and to the reference to us under the headings of "QFC Selected Historical Financial and Other Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Seattle, Washington
January 21, 1998

                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-4 of our report dated February 10, 1997 (February 14, 1997, as to Notes 1, 3, 9 and 10) relating to the financial statements of Keith Uddenberg, Inc., appearing in the Current Report on Form 8-K/A dated November 12, 1996 and filed February 20, 1997, of Quality Food Centers, Inc. to us under the heading of "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Seattle, Washington
January 23, 1998